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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-131729 and Registration Statement No. 333-174086 on Form S-8 and Registration Statement No. 333-144043 on Form S-3 of our reports dated February 16, 2012, relating to the consolidated financial statements and financial statement schedules of Huntsman Corporation and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's application of new accounting guidance relating to its method of accounting for transfers of accounts receivable under the Company's accounts receivable securitization programs, effective January 1, 2010), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Huntsman Corporation for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 16, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM